UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2026

Lakeshore Acquisition III Corp.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42623	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

667 Madison Avenue New York, NY	10065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 327-9933

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share and one right to receive one-sixth of one ordinary share	LCCCU	The Nasdaq Stock Market LLC
Ordinary shares	LCCC	The Nasdaq Stock Market LLC
Rights	LCCCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 27, 2026, Lakeshore Acquisition III Corp. (the “Company”) held its extraordinary general meeting (the “EGM”), at which the shareholders voted on (i) the proposal to amend and restate the Company’s amended and restated memorandum and articles of association to extend the date by which it has to consummate a business combination for an additional twelve (12) months from August 1, 2026 to August 1, 2027, on a month-to-month basis (the “Charter Amendment Proposal”), and (ii) a proposal to approve the Amendment No. 1 to the Investment Management Trust Agreement (the “Trust Amendment”) with Wilmington Trust, N.A. (the “Trustee”), amending the Investment Management Trust Agreement, dated April 29, 2025, between the Company and the Trustee, to allow the Company to extend the date by which it must consummate a business combination up to twelve (12) times, for an additional one (1) month each time, by depositing into the trust account $67,500 per one-month extension (the “Trust Amendment Proposal”). For more information on the proposals, please refer to the definitive proxy statement filed by the Company with the Securities and Exchange Commission on July 7, 2026, as supplemented by the proxy supplement filed by the Company with the Securities and Exchange Commission on July 9, 2026. The Company’s shareholders approved the Charter Amendment Proposal and the Trust Amendment Proposal at the EGM.

On July 27, 2026, following approval by the Company’s shareholders at the EGM, the Company entered into the Trust Amendment with the Trustee. The foregoing description of the Trust Amendment is not complete and is subject to and qualified in its entirety by reference to the Trust Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and the provisions of which are incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Following approval by the Company’s shareholders at the EGM, on July 29, 2026, the Company filed the Second Amended and Restated Memorandum and Articles of Association (the “Amended Charter”), which is effective as of July 27, 2026, with the Registrar of Companies of the Cayman Islands, under which the Company has up to 27 months from its initial public offering (i.e., until August 1, 2027) to consummate an initial business combination.

The foregoing description of the Amended Charter is not complete and is subject to and qualified in its entirety by reference to the Amended Charter, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1, and the provisions of which are incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As of July 1, 2026, the record date for the EGM, there were 8,905,000 ordinary shares outstanding and entitled to vote. At the EGM, 7,295,014 ordinary shares, representing approximately 81.92% of the total outstanding ordinary shares as of the record date, were present in person or by virtual attendance or represented by proxy, constituting a quorum for the transaction of business. Adoption of the Charter Amendment Proposal required approval by a special resolution, being at least two-thirds of the ordinary shares present in person or by virtual attendance or represented by proxy which were present at the EGM and were voted. Adoption of the Trust Amendment Proposal required approval by an ordinary resolution, being a majority of the ordinary shares present in person or by virtual attendance or represented by proxy which were present at the EGM and were voted. The voting results were as follows:

Proposal	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Charter Amendment Proposal	5,702,758	1,592,192	0	64
Trust Amendment Proposal	5,446,677	1,848,273	0	64

Redemption of Ordinary Shares

In connection with the shareholders’ vote at the EGM, an aggregate of 5,082,213 ordinary shares were tendered for redemption.

Item 8.01 Other Events.

On July 27, 2026, CPRO Electronics Co. Ltd. (“CPRO Korea”) wired the first extension payment of $67,500 to the Company’s trust account pursuant to the merger agreement dated May 22, 2026 by and among the Company, CPRO Korea, and certain other parties thereto. As a result, the Company elected to extend the deadline by which it must consummate its initial business combination by one (1) month, from August 1, 2026 to September 1, 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Second Amended and Restated Memorandum and Articles of Association.
10.1	Amendment No. 1 to the Investment Management Trust Agreement, dated as of July 27, 2026, by and between the Company and Wilmington Trust, N.A.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lakeshore Acquisition III Corp.

	By:	/s/ Deyin (Bill) Chen
	Name:	Deyin (Bill) Chen
	Title:	Chief Executive Officer

Dated: July 30, 2026

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